Exhibit 31.2

CERTIFICATION PURSUANT TO RULE 13a-14(a) OR 15d-14(a) OF THE SECURITIES

EXCHANGE

ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF

THE SARBANES-OXLEY ACT OF 2002

I, Bruce R. Knooihuizen, certify that:

1. I have reviewed this amendment to the annual report on Form 10-K/A of Rackspace Hosting, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 13, 2009	By:	/s/ BRUCE R. KNOOIHUIZEN
Bruce R. Knooihuizen
Chief Financial Officer, Senior Vice President and Treasurer (Principal Financial and Accounting Officer)
*	This certification has been modified in accordance with SEC compliance and disclosure interpretations relating to Section 302 certifications in amendments to periodic reports.